Exhibit 10.1
SETTLEMENT AGREEMENT

This Settlement Agreement is entered into as of December 17, 2008 by and among the Federal Deposit Insurance Corporation as manager of the FSLIC Resolution Fund and in its corporate capacity (“FDIC”) and Charles E. Hurwitz (“Hurwitz”), MAXXAM Inc. (“MAXXAM”) and Federated Development Co. (“Federated”).  Hurwitz, MAXXAM and Federated shall be referred to collectively as the “Hurwitz Related Parties.”

WHEREAS, there is presently pending in the United States District Court for the Southern District of Texas a proceeding captioned FDIC v. Charles E. Hurwitz et al., Civil Action No. H-95-3956 (the “District Court action”);

WHEREAS, the FDIC has made various claims against Hurwitz in these proceedings arising out of the failure of United Savings Association of Texas, Houston, Texas (“USAT”) and the Hurwitz Related Parties have made various claims against the FDIC;

WHEREAS, the Hurwitz Related Parties deny any and all of the claims made by the FDIC; for its part, the FDIC denies any and all claims made by the Hurwitz Related Parties;

WHEREAS, the Hurwitz Related Parties and the FDIC desire to avoid the risks and expense attendant upon further litigation of the controversies existing between them and desire to settle and release all claims and demands of any kind whatsoever among them relating to the District Court action.

NOW, THEREFORE, in consideration of the promises, undertakings, payments, and releases stated herein, the sufficiency of which consideration is hereby acknowledged, the undersigned parties agree, each with the other, as follows:

1.0           Representations and Warranties     The parties to this Settlement Agreement make the following representations and warranties to one another:

FDIC v. Hurwitz
Settlement Agreement
December 17, 2008

1.1           The FDIC represents that it has no claims against the Hurwitz Related Parties or any of their officers, directors, attorneys, or agents arising out of the failure of USAT other than those asserted in the District Court action; that it is the proper owner of such claims; and that it has not assigned or transferred such claims to any other person, entity or agency, whether state or federal.

1.2           The Hurwitz Related Parties represent that they have no claims against the FDIC or any of its officers, directors, attorneys or agents other than those asserted in the District Court action; that they are the proper owners of such claims; and that such claims have not been assigned or transferred to any other person or entity.

1.3           The execution of this Settlement Agreement is only for the purpose of the settlement and compromise of disputed claims.  Any action taken pursuant to this Settlement Agreement shall not be construed, deemed, considered or used as an admission of liability or fault by either the Hurwitz Related Parties or by the FDIC against one another or against any third party in the District Court action or any other proceeding.

1.4           Each of the parties severally declares and represents that he or it is executing this Settlement Agreement wholly upon his or its volition, individual judgment and knowledge and that this Settlement Agreement is made without reliance upon any statement or representation of any party other than the representations, warranties, and statements of obligation set forth in this Settlement Agreement.

2.0           Payment of Settlement Funds

2.1           For complete release of all claims that any party to this Settlement Agreement has against any other party to this Settlement Agreement, and in return for the representations and warranties entered into, the FDIC shall pay to MAXXAM the sum of ten million dollars ($10

FDIC v. Hurwitz
Settlement Agreement
December 17, 2008

million)(“Settlement Funds”) to be paid by wire transfer in accordance with the instructions provided by MAXXAM’s counsel to the FDIC or its counsel.  Payment of the Settlement Funds shall occur within two business days of receipt by the FDIC of a fully executed Settlement Agreement; otherwise, this Agreement shall be null and void.

2.2           In the event that Hurwitz, MAXXAM or Federated breach any of their obligations of any kind under this Settlement Agreement, this agreement shall be of no effect and any sums paid pursuant to Paragraph 2.1 shall be recoverable by the FDIC from the Hurwitz Related Parties with interest and reasonable attorneys fees.

2.3           In the event that the FDIC breaches any of its obligations of any kind under this Settlement Agreement, and it becomes necessary for Hurwitz, MAXXAM, or Federated to enforce such settlement agreement, such parties may recover their reasonable attorneys fees in doing so.

3.0           Releases

3.1           The Hurwitz Related Parties and each of them hereby releases the FDIC, its officers, directors, agents, employees, attorneys and affiliates and all successors and predecessors to same, from any and all claims, causes of action, rights, expenses, debts, liabilities, demands, obligations, costs, agreements and actions of any kind and character whether known or unknown, suspected or unsuspected, direct or indirect that were or could have been asserted by or on behalf of the Hurwitz Related Parties or any of them in any court, arbitration, mediation or any administrative or regulatory forum arising out of or related in any way to any of the acts omissions or occurrences that were or could have been a part of the District Court action or related proceeding.

FDIC v. Hurwitz
Settlement Agreement
December 17, 2008

3.2           For its part, the FDIC hereby releases each of the Hurwitz Related Parties and each of their officers, directors, agents, employees, attorneys, affiliates and all successors and predecessors to same, from any and all claims, causes of actions, rights, expenses, debts, liabilities, demands, obligations, costs, agreements and actions of any kind and character whether known or unknown, suspected or unsuspected, direct or indirect that were or could have been asserted by or on behalf of the FDIC in any court, forum, administrative or regulatory forum arising out of the failure of USAT or related in any way to any act, omission or occurrence that were or could have been a part of the District Court action or related proceeding.

3.3           No release contained herein shall prevent any Party hereto from enforcing its rights under this Agreement.

4.0           Dismissal.       Upon execution of this Agreement by each of the undersigned Parties, and receipt of the Settlement Funds, the parties shall jointly request that all matters of any kind whatsoever pending in the District Court action be fully dismissed with prejudice.  Such dismissal shall be final and not subject to appeal.  The undersigned parties agree to the entry of an order of dismissal with prejudice in the form attached hereto as Exhibit “A”, with each party to bear its own costs as these were originally incurred.

5.0           Necessary Documents.     All parties to this Agreement agree to enter into and execute such documents or instruments as may be necessary to effectuate the provisions of this Agreement.

6.0           Miscellaneous Provisions.

6.1           This written Settlement Agreement and any separate written documents executed by and between the Parties simultaneously with the execution of this Settlement Agreement constitute the entire agreement and understanding among them with respect to the subject matter

FDIC v. Hurwitz
Settlement Agreement
December 17, 2008

hereof and they supersede all prior agreements and understandings, both written and oral, concerning such matters.  This Agreement may not be amended or modified except by another written instrument signed by the party or parties to be bound thereby, or by their respective authorized attorney(s) or other representative(s).

6.2           The undersigned parties agree to cooperate in good faith to effectuate all the terms and conditions of this Agreement including doing or causing their agents and attorneys to do, whatever is reasonably necessary to effectuate the signing, delivery, execution, filing, recording, and entry, of any documents necessary to conclude the District Court action according to the terms of this Agreement.

6.3           Each of the undersigned persons represents and warrants that they are a party hereto or are authorized to sign this Agreement on behalf of the respective party, and that they have the full power and authority to bind such party to each and every provision of this Agreement.  This Agreement shall be binding upon and inure to the benefit of the undersigned parties and their respective heirs, executors, administrators, representatives, successors and assigns.

6.4           Multiple counterparts of this Settlement Agreement may be signed by the Parties, each of which shall be an original, but all of which together shall constitute one and the same Settlement Agreement.  Such counterparts may also be executed by telefaxed or emailed signature.

6.5           Each of the Parties has had the benefit of the advice of counsel of their own choice in the negotiating, drafting and execution of this Agreement, and the language of this Settlement Agreement is the product of the efforts of all counsel.  Accordingly, neither the entire

FDIC v. Hurwitz
Settlement Agreement
December 17, 2008

Settlement Agreement nor any provision in it shall be deemed to have been proposed or drafted by any party.  The Agreement shall be construed as a whole according to its plain meaning.

6.6           In the event of any dispute arising out of this Settlement Agreement, including but not limited to, any dispute concerning the interpretation or meaning of any terms or provisions thereof, the laws of the State of Texas shall apply.

In WITNESS WHEREOF, the Parties have executed this Settlement Agreement as of December 17, 2008.

FDIC v. Hurwitz
Settlement Agreement
December 17, 2008

FEDERAL DEPOSIT INSURANCE CORPORATION,

By:	/s/ Robert J. DeHenzel, Jr.
Date:	December 17, 2008

CHARLES E. HURWITZ
By:	/s/ Charles E. Hurwitz
Date:	12-16-08

MAXXAM INC.
By:	/s/ Charles E. Hurwitz
Date:	12-16-08

FEDERATED DEVELOPMENT CO.
By:	/s/ Charles E. Hurwitz
Date:	12-16-08

FDIC v. Hurwitz
Settlement Agreement
December 17, 2008

IN THE UNITED STATES DISTRICT COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

FEDERAL DEPOSIT INSURANCE CORPORATION as manager of the FSLIC Resolution Fund, Plaintiff, v. CHARLES E. HURWITZ, MAXXAM INC., and FEDERATED DEVELOPMENT COMPANY, Defendants.	§ § § § § § § § § § § §	CIVIL ACTION NO. H-95-3956 Judge Lynn N. Hughes

ORDER OF DISMISSAL WITH PREJUDICE

The Court, having been advised by counsel that a settlement has been reached, dismisses this case with prejudice.  This Court retains jurisdiction to enforce the settlement.

Lynn N. Hughes
United States District Judge

EXHIBIT A